SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a)

of the Securities Exchange Act of 1934

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E-centives, Inc.

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October 28, 2004

Dear E-centives Stockholders,

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of E-centives, Inc. to be held on Thursday, December 16, 2004 at 1:00 p.m., Eastern Daylight Time, at our offices at 6901 Rockledge Drive, 6th Floor, Bethesda, Maryland, U.S.A. The matters to be acted upon at the Annual Meeting, as well as other important information, are set forth in detail in the accompanying Proxy Statement which you are urged to review carefully.

It is important that your shares be represented at the meeting whether or not you plan to attend. Included with these soliciting materials is a proxy card for voting, an envelope, postage prepaid, in which to return your proxy, instructions for voting by telephone or on the Internet, as well as our Annual Report to Stockholders.

We look forward to receiving your vote and seeing you at the meeting.

Mehrdad Akhavan

Chief Executive Officer and Secretary

The date of this Proxy Statement is October 28, 2004, and it is first being mailed to stockholders on or about November 1, 2004.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 16, 2004

NOTICE IS HEREBY GIVEN that our Annual Meeting of Stockholders will be held on Thursday, December 16, 2004 at 1:00 p.m., Eastern Standard Time, at our offices at 6901 Rockledge Drive, 6th Floor, Bethesda, Maryland, U.S.A., and thereafter as it may from time to time be adjourned for the purposes stated below:

1. To elect three directors to our Board of Directors for the ensuing year and until their successors are elected;

2. To ratify the designation of BDO Seidman, LLP as our independent certified public accountants; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The above matters are described in the Proxy Statement. All of our stockholders are cordially invited to attend the Annual Meeting. Only holders of record of our common stock and Series B Convertible Preferred Stock at the close of business on October 27, 2004 will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof, either in person or by proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Mehrdad Akhavan

Chief Executive Officer and Secretary

Bethesda, Maryland

October 28, 2004

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card in the postage prepaid envelope or vote by telephone or through the Internet as instructed on the proxy card. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. You may, if you wish, revoke your proxy at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you submit your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for stockholders of record will close at 12:01 a.m. (E.D.T.) on the morning of the meeting.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, ACCOMPANIES THIS PROXY STATEMENT.

E-CENTIVES, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 16, 2004

VOTING RIGHTS AND PROCEDURE

Only holders of record of our common stock and Series B Convertible Preferred Stock at the close of business on October 27, 2004, will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. On October 27, 2004, there were issued and outstanding 58,234,446 shares of common stock and 400,000 shares of Series B Convertible Preferred Stock, all of which are entitled to vote.

Each share of our common stock of record on such date will be entitled to one vote on all matters to be voted upon at the Annual Meeting, including the election of Directors. Each share of our Series B Convertible Preferred Stock of record on such date will be entitled to eight votes on all matters to be voted upon at the Annual Meeting, including the election of Directors. Our common stock and Series B Convertible Preferred Stock vote together as a single class. Holders of a majority of the votes represented by the shares of our common stock and Series B Convertible Preferred Stock present at the meeting in person or represented by proxy at the Annual Meeting, voting as a single class, may approve most actions submitted to the stockholders. Cumulative voting in the election of Directors is not permitted.

A majority of the outstanding shares of our voting stock represented in person or by proxy and entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. For purposes of voting on the matters described herein, at any meeting of stockholders at which a quorum is present, the required vote is as follows: (a) the affirmative vote of a plurality of the shares of votes represented by the shares of our common stock and Series B Convertible Preferred Stock present at the meeting in person or represented by proxy at the Annual Meeting, voting as a single class, is required to elect the three (3) nominees for Directors and (b) the affirmative vote of a majority of votes represented by the shares of our common stock and Series B Convertible Preferred Stock present at the meeting in person or represented by proxy at the Annual Meeting, voting as a single class, is required to approve the other matters at the Annual Meeting. Therefore, the aggregate number of votes cast by all stockholders present in person or by proxy will be used to determine whether a motion will carry.

Shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Since directors will be elected by a favorable vote of a plurality of the votes represented by the shares of our common stock and Series B Convertible Preferred Stock present at the meeting in person or represented by proxy at the Annual Meeting, voting as a single class, and entitled to vote at the meeting, abstentions from the election of directors will not affect the election of the candidates receiving the most votes. With respect to all other proposals to come before the meeting, abstentions will have the same effect as votes against such proposal. Shares represented by brokers who are prohibited from exercising discretionary authority because the beneficial owners of such shares have not provided voting instructions, commonly referred to as “broker non-votes”, will be counted as present for determining the presence of a quorum, but will not be counted for any purpose in determining the election of directors and will have no effect on other proposals.

All Proxies in the enclosed form of proxy that are properly executed and returned to us prior to commencement of voting at the Annual Meeting will be voted at the Annual Meeting or any adjournments or postponements thereof in accordance with the instructions thereon. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors.

All valid Proxies received may be voted at the discretion of the proxy holders named therein for adjournments or postponements or other matters that may properly come before the Annual Meeting. The proxy holders may exercise their discretion to vote all valid Proxies for an adjournment or postponement in the absence of a quorum, to the extent necessary to facilitate the tabulation process or in other cases.

All votes will be tabulated by the inspector of elections (the “Inspector”) appointed for the Annual Meeting who will, for each proposal to be voted on, determine the number of shares outstanding, the number of shares entitled to vote, the number of shares represented at the Annual Meeting, the existence of a quorum, and the authenticity, validity and effect of all proxies received by the Company. The Inspector will also separately tabulate affirmative and negative votes and broker “non-votes”, and determine the result for each proposal.

REVOCATION OF PROXIES

You may revoke your proxy at any time before it is valid by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder’s proxy. If you submit your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. (E.D.T.) the day before the meeting date.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR

APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Our bylaws provide for a minimum of three and a maximum seven directors, such number to be determined by resolution of the Board of Directors. In accordance with the bylaws, the Board of Directors has currently set the number of directors at three, and our Board of Directors recommends the election as directors of the three nominees listed below. The three nominees, if elected, would hold office until their successors are elected and qualified or until their earlier death, resignation or removal.

The following table sets forth the name and age, as of September 30, 2004, of each nominee for director, indicating all positions and offices with E-centives currently held by him, and the period during which he has served as a director:

NAME OF NOMINEE	AGE	POSITION WITH E-CENTIVES, INC.	DIRECTOR SINCE
Mehrdad Akhavan	40	Chief Executive Officer and Secretary	1996
Peter Friedli (1)	50	—	1996
Sean Deson	40	—	2004

(1)	Member of the Compensation Committee.

It is intended that shares represented by Proxies in the accompanying form will be voted “FOR” the election of the nominees named above unless a contrary direction is indicated. The Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

The affirmative vote of a plurality of the votes represented by shares of our common stock and Series B Convertible Preferred Stock present in person or represented by proxy at the Annual Meeting, voting together as a single class, is required to elect the director nominees. The biographies of Messrs. Akhavan, Friedli and Deson appear below under “Management.”

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

RATIFYING THE APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

(PROPOSAL 2)

The board has appointed BDO Seidman, LLP (“BDO”) as our independent public accountants for the year ending December 31, 2004. If a majority of votes cast at the meeting is not voted for ratification of this selection of auditors, the Board of Directors will reconsider its appointment of BDO as independent public accountants for the year ending December 31, 2004. The Company’s Bylaws do not require that the stockholders ratify the appointment of BDO as our independent auditors. This proposal is being submitted to the stockholders because the Company believes it is a matter of good corporate practice. If the stockholders do not ratify the appointment, the adverse vote will be considered as a direction to the Board of Directors to consider the selection of other auditors for the following fiscal year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year ending December 31, 2004 will be permitted to stand unless the Board finds other good reason for making a change. Even if the appointment is ratified, the Board of Directors in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

We have been advised by BDO that neither that firm nor any of its associates has any relationship with us other than the usual relationship that exists between independent certified public accountants and clients.

A representative of BDO is expected to be present at the meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

The affirmative vote of a majority of the votes represented by shares of our common stock and Series B Convertible Preferred Stock present in person or represented by proxy at the Annual Meeting, voting together as a single class, is required to ratify the appointment of BDO as our auditor.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

MANAGEMENT

Executive Officers, Key Employees And Directors

The following table presents information about each of our executive officers, key employees and directors as of September 30, 2004.

NAME	AGE	POSITION(S) WITH COMPANY
Mehrdad Akhavan	40	Chief Executive Officer, Secretary and Director
Tracy Slavin	34	Chief Financial Officer
Wendy Roberts	39	Senior Vice President, Business Development
Paul Wassem	34	Chief Operating Officer, President of ConsumerREVIEW.com
John Hoffman	45	Vice President of Network Operations
Amori Langstaff	33	Vice President of Client Services
Peter Friedli	50	Director
Sean Deson	40	Chairman and Director

Mehrdad Akhavan was appointed as our Chief Executive Officer on June 22, 2004. Prior to that time, he had served as our President and Chief Operating Officer since October 1999, having served as our Executive Vice President and Secretary since he co-founded our business in August 1996. Mr. Akhavan was elected to our Board of Directors in October 1996. From December 1994 until August 1996, Mr. Akhavan was President of TechTreK, a children’s computer entertainment and education center. From January 1991 until December 1994, Mr. Akhavan was President of Trident Software, a company he co-founded, which digitized works of art.

Tracy Slavin became our Chief Financial Officer in June 2004. Ms. Slavin joined us in September 2000, and until her promotion served as Controller and Senior Director of Accounting. Ms. Slavin, a CPA, has an MBA and over twelve years of corporate accounting, finance and auditing experience. Prior to joining E-centives, she served as Vice President of Accounting for Thomson Financial, a division of The Thomson Corporation, a leading provider of financial information, analysis, research and software products. From 1993 to 1997, Ms. Slavin served as Assistant Controller for Phillips International, Inc., a consumer and business-to-business information company. Ms. Slavin began her career as an auditor with PriceWaterhouseCoopers LLP.

Wendy Roberts was promoted to Senior Vice President, Business Development in March 2003. She was hired as our Vice President of Emerging Markets in May 2002. Wendy brings more than 18 years of experience in the areas of new business development, management consulting and strategic planning. From 1997 to 2001, she served as Senior Partner at ionStrategy and served as Vice President of New Business Development and as Partner of Strategy at Agency.com, a leader in the development of Digital Relationship Management for Fortune 1000 companies. There she developed and grew vertical market strategies and relationships in the areas of Pharmaceuticals, Financial Services and Insurance, High Technology, Retail and Travel. Through various senior roles in Sales, Marketing, Consulting and Client Management areas, Wendy has lead efforts to develop Relationship Management strategies for many leading companies.

Paul Wassem is the Chief Operating Officer and President of our ConsumerREVIEW.com division. He joined us in December 2002, in conjunction with the acquisition of the ConsumerREVIEW.com division, as Vice President and General Manager. Prior to the acquisition, he was the President and CEO of ConsumerREVIEW, Inc. Before joining ConsumerREVIEW.com in June 2000, he was a channel manager at BuyersEdge.com, an online marketplace backed by CMGI @ Ventures. From 1998 to 2000, Paul was vice president and general manager of GSS, Inc., a start-up staffing firm. Until 1998, he was a general manager at Borg-Warner Security Corporation. During his nine years at Borg-Warner, Paul was promoted from front-line sales and consulting positions to executive general management.

John Hoffman oversees our internal and external computer services, security and operation as our Vice President of Network Operations. He became a member or our team when we acquired BrightStreet.com in

December 2001. At BrightStreet Inc.’s he oversaw their network infrastructure, where he managed more than 24 systems providing scalability and high availability architectures. John brings more than 19 years of experience in computer operations, software development and security. He has obtained varied development and operational experience both in high security government work and the Internet. Prior to BrightStreet, he held various positions at Lockheed Missile & Space Company, from 1998 to 2000, and at Netcom Online Communications, from 1994 to 1998.

Amori Langstaff, our Vice President of Client Services, joined us in March 2000. Amori oversees all client implementations, managing such processes as account services, business strategy, performance analyses and production. She brings to E-centives ten years of experience designing and delivering results-based database and customer loyalty marketing solutions for retail and hospitality companies, including the Mandarin Oriental Hotel Group, Asset Marketing and Regent International Hotels. Amori has extensive experience in creating and implementing marketing campaigns, customer segmentations, database marketing programs and corporate business plans, and in leading consultative client engagements. At E-centives, her contributions have promoted better and more profitable client relationships, streamlined sales and fulfillment processes.

Peter Friedli co-founded our business in August 1996. Mr. Friedli was elected to our Board of Directors in October 1996. Mr. Friedli has been the principal of Friedli Corporate Finance, Inc., a venture capital firm, since its inception in 1986. Prior to joining Friedli Corporate Finance, Mr. Friedli worked as an international management consultant for service and industrial companies in Europe and the U.S. Mr. Friedli also serves as the President of New Venturetec, Inc., a publicly traded Swiss venture capital investment company and currently serves as a director of VantageMed Corporation, a publicly traded provider of healthcare information services. He also serves as a director in certain private companies.

On June 22, 2004, Sean Deson (who was named a director effective as of April 19, 2004) was appointed as Chairman of the Board. Mr. Deson is the founder of Deson & Co., Deson Ventures, and Treeline Capital, all technology-focused investment related firms. Prior to founding his investment firms, Mr. Deson was a Senior Vice President at Donaldson, Lufkin & Jenrette, now Credit Suisse First Boston. Messrs. Friedli and Deson have co-invested in a number of companies.

Board Of Directors

During 2003 our Board of Directors consisted of Kamran Amjadi, Mehrdad Akhavan and Peter Friedli, with Mr. Amjadi serving as the Chairman. Our Board of Directors met 5 times in 2003, and acted 1 time by unanimous written consent. On June 17, 2004, Mr. Amjadi resigned as our Chairman and Chief Executive Officer and Sean Deson (who was named a director effective as of April 19, 2004) was appointed Chairman of the Board. As of June 30, 2004 our Board of Directors consists of Mr. Akhavan, Mr. Friedli and Mr. Deson, with Mr. Deson serving as the Chairman of our Board of Directors. The Board of Directors only has one standing committee—the compensation committee. We do not have a standing audit committee or a standing nominating committee because our Board of Directors consists of only three (3) members and has determined that the entire Board of Directors adequately serves the functions of both an audit committee and a nominating committee.

Compensation Committee. The compensation committee determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of other employees and consultants. The compensation committee also administers our various incentive compensation, stock and benefit plans. During 2003, the compensation committee consisted of Mr. Friedli, the committee’s chairman, and Mr. Amjadi. The compensation committee met 5 times during the 2003 fiscal year. As of June 30, 2004, the compensation committee consists of Mr. Friedli.

Director Compensation. We do not currently compensate our directors who are also employees. Each non-employee director currently is reimbursed for reasonable travel expenses for each board meeting attended. In addition, each non-employee director receives 10,000 stock options per year of service, with vesting one year from the date of grant. When Mr. Deson agreed to serve as Chairman of the Board, we awarded him 50,000 shares of our common stock.

Stockholder Communications with Directors. Company stockholders who want to communicate with the Board or any individual director can write to:

E-centives, Inc.

Board Administration

6901 Rockledge Drive, 6th Floor

Bethesda, MD 20817

Letters should indicate that you are a Company stockholder. Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded and will make those communications available to the directors on request.

EXECUTIVE COMPENSATION

Report of The Compensation Committee of The Board of Directors on Executive Compensation

The compensation committee of the Board of Directors has prepared the following report on the Company’s policies with respect to the compensation of executive officers for the fiscal year ended December 31, 2003. This report, as well as the performance chart on page 10, are not soliciting materials, are not deemed filed with the SEC, and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

The compensation committee is charged with making decisions with respect to the compensation of the Company’s executive officers and administering the Company’s incentive compensation, stock and benefit plans. During 2003, the compensation committee consisted of Mr. Friedli, the committee’s chairman, and Mr. Amjadi. As of June 30, 2004, the compensation committee consists of Mr. Friedli.

Compensation Policies Toward Executive Officers.

The compensation policies of the Company are designed to attract, motivate and retain experienced and qualified executives, increase the overall performance of the Company, increase stockholder value, and enhance the performance of individual executives.

The compensation committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses awarded based on the Company’s overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. In addition, it is the policy of the Company to grant stock options to executives upon their commencement of employment and thereafter as determined by the compensation committee in order to strengthen the alliance of interest between such executives and the Company’s stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on the Company’s performance, as reflected in the market price of the Company’s common stock.

The following describes in more specific terms the elements of compensation that implement the compensation committee’s compensation policies, with specific reference to compensation reported for 2003.

Base Salaries. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer companies in the Company’s geographic region. The compensation committee reviews the base salaries of executive officers based upon, among other things, individual performance and responsibilities.

The Chief Executive Officer recommends annual salary adjustments by evaluating the performance of each executive officer after considering new responsibilities and the previous year’s performance. The compensation committee performs the same review when evaluating the performance of the Chief Executive Officer. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the Company’s strategic plan and attainment of specific individual objectives.

Bonuses. The Company’s bonuses to its executive officers are based on both corporate and individual performance. The corporate performance factors include, among other things, revenue and earnings targets established in the Company’s annual budget.

Stock-Based Compensation. A third component of executive officers’ compensation consists of awards under the Company’s Amended and Restated Stock Option and Incentive Plan, pursuant to which the Company grants executive officers and other key employees options to purchase shares of common stock.

The compensation committee grants stock options to the Company’s executives in order to align the interests of those executives with the interests of the stockholders. Stock options are considered by the compensation committee to be an effective long-term incentive because the executives’ gains are linked to increases in the value of the common stock, which in turn results in stockholder gains. The compensation committee generally grants options to new executive officers and other employees upon their commencement of employment with the Company and thereafter as determined by the compensation committee. The options generally are granted at an exercise price equal to the closing market price of the common stock on the trading day of the date of grant. Options granted typically vest over a period of four years following the date of grant. The maximum option term is ten years. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for the Company’s stockholders through appreciation of stock price. Management of the Company believes that stock options have been helpful in attracting and retaining skilled executive personnel.

During 2003 the Company granted stock options to purchase an aggregate of 8,594,897 shares of common stock to 56 employees and 1 non-employee, with 5,530,047 options granted to executive officers that were employed during 2003. The per share option exercise prices of options granted during 2003 ranged from $0.13 to $0.84.

Other. The Company has a tax-qualified employee savings plan, which covers all of its employees. Eligible employees may defer up to 25% of their pre-tax earnings, subject to the Internal Revenue Service’s annual contribution limit. The 401(k) plan permits the Company to make additional discretionary matching contributions on behalf of all participants in the 401(k) plan in an amount determined by the Company, although it currently does not do so. The 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code of 1986 so that contributions by employees or by the Company to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan, and so that contributions made by the Company, if any, will be deductible by the Company when made.

Chief Executive Officer Compensation. The executive compensation policy described above is applied in setting the Chief Executive Officer’s compensation. The Chief Executive Officer’s compensation generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of an annual base salary, a potential annual cash bonus and, potentially, long-term equity-linked compensation in the form of stock options. The compensation committee’s general approach in establishing the Chief Executive Officer’s compensation’s compensation is to be competitive with peer companies, but to have a percentage of his target compensation based upon certain performance criteria and targets established in the Company’s strategic plan.

For the year ended December 31, 2003, the compensation of the Company’s Chief Executive Officer, Kamran Amjadi, included $160,083 in base salary (which reflected a 10% deferral that began in June 2003) and a $25,000 bonus that related to 2002. Mr. Amjadi’s salary for 2003 was based on, among other factors, the Company’s performance and the 2002 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies. In addition, during 2003, Mr. Amjadi received 3,311,791 grants of stock options to purchase shares of common stock.

Respectfully submitted,

Compensation Committee

Peter Friedli

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee. During 2003 and through June 17, 2004, Mr. Amjadi served on our compensation committee and was our Chairman and Chief Executive Officer. As an officer and employee, Mr. Amjadi has not engaged in any transaction with us other than his employment relationship, as described below. Mr. Friedli, who serves on our compensation committee, is one of our significant stockholders. Mr. Friedli has relationships with several of our other stockholders; he serves as the investment advisor to Venturetec, Inc., InVenture, Inc., Pine, Inc., Joyce, Ltd., Savetech, Inc., Spring Technology Corp. and USVentech, Inc. Mr. Friedli also serves as President of Venturetec, Inc. and its parent corporation, New Venturetec AG. Mr. Friedli is also the President and a controlling stockholder of Friedli Corporate Finance. Since the beginning of our 2002 fiscal year, Mr. Friedli engaged in a number of transactions with us, both directly and through companies with which he has affiliations, as follows:

Consulting Agreement. In July 1996, we entered into a consulting agreement with Friedli Corporate Finance, whereby Mr. Friedli provides us with financial consulting services and investor relations advice. There have been subsequent renewal agreements, with the most recent agreement expiring in December 2006. Pursuant to this agreement, Friedli Corporate Finance is paid $4,000 per month plus reimbursement of expenses related to Mr. Friedli’s services. Consulting expense under the Friedli Corporate Finance agreement was approximately $63,000, $63,000 and $63,000 for the years ended December 31, 2003, 2002, and 2001, respectively. In addition, under the original agreement, we granted:

•	a preemptive right to purchase any debt or equity securities issued by us in a financing transaction;

•	a preemptive right to allocate 10% of the share offering in our initial public offering;

•	a veto right on a single capital expenditure of $500,000 or more until our initial public offering; and

•	a seat on our board of directors and its compensation committee.

In October 2000, Friedli Corporate Finance permanently waived its rights to purchase shares of common stock in our initial public offering and our future offerings.

Funding Commitment and Promissory Notes. In September 2002, Friedli Corporate Finance committed to provide us with a capital infusion of up to $20 million for continued operations and future business expansion purposes, to the extent that our existing funds are not sufficient to enable us to operate into the second quarter of 2004 and beyond. In consideration for the commitment, we issued 6,000,000 warrants to four investors. Mr. Friedli and Venturetec, Inc. each received 1,000,000 warrants, and the remainder were issued to unrelated third parties. As part of this financing, in March 2003, we executed convertible promissory notes in favor of Friedli Corporate Finance and InVenture, Inc. The terms of each of the notes include, among other things:

•	an 8% interest rate;

•	a maturity date three years from the date of issuance;

•	a conversion feature, whereby the note automatically converts into shares of the Company’s common stock at a conversion rate, as defined in the note, on the date when the average trading price on the SWX Swiss Exchange of the Company’s common stock for 30 consecutive trading days has been equal to or greater than 2.75 CHF;

•	a one-time final payment charge of 10% of the principal for each year that the principal is not paid on or before each annual anniversary of the date the notes were issued (with a maximum of 30%); and

•	a security interest in substantially all of our assets.

The notes allow us to draw down against the available principal of up to $6 million at any time and in any amount during the first two years of the notes. All principal drawn upon will be secured by substantially all of our assets. Subsequent to the issuance of these promissory notes, we, Friedli Corporate Finance and InVenture, Inc. agreed to assemble a syndicate of third parties to whom we would issue convertible promissory notes on terms similar to the March 2003 $6 million convertible promissory notes. The aggregate dollar amount of the convertible promissory notes that we issue to third parties through syndication will reduce, on a dollar-for-dollar basis, the $6 million convertible promissory notes of Friedli Corporate Finance and InVenture, Inc. and the balance, if any, will continue to be available to us under the initial $6 million commitment. As part of the syndication process, during 2003, we issued nine convertible promissory notes totaling $3,450,000, and through June 2004 we received $3,300,000 in connection with the issuance of six convertible promissory notes. During March 2004, the credit facility available to us under Friedli Corporate Finance’s and InVenture, Inc.’s initial commitment was increased from $6 million to $12 million, pursuant to amended notes. The general terms of the amended notes remain the same as the terms of the $6 million notes described above.

Conversion of Debt of Consumer Review. Venturetec, Inc. and Pine, Inc. were debentureholders in Consumer Review, Inc. Therefore, as a result of our acquisition of substantially all of the assets of Consumer Review, Inc. in December 2002, Venturetec, Inc. and Pine, Inc. received 240,315 shares and 4,500 shares, respectively, of our Series B convertible preferred stock.

Rights Offering. As part of our October 2001 rights offering, we sold shares of our common stock to Venturetec. Inc. and Pine, Inc. Venturetec, Inc. and Pine, Inc. each delivered to us a promissory note dated as of October 19, 2001, with a maturity date of March 31, 2002, as consideration for the subscription price for the shares of common stock for which each company subscribed under the rights offering. Venturetec, Inc.’s note (which was only partial consideration for the purchase of the shares; the remainder was paid in cash) was in the principal amount of CHF 8,500,000 (approximately $5.2 million) and Pine, Inc.’s note was in the principal amount of CHF 8,687,530 (approximately $5.3 million). However, on January 22, 2002, Pine, Inc., Venturetec, Inc. and InVenture, Inc., all companies under common control, reallocated their share purchases and/or related promissory notes associated with the rights offering. The CHF 2,500,000 (approximately $1.5 million) in cash originally indicated as originating from Venturetec, Inc. was reallocated as follows:

•	In a private sale, InVenture, Inc. purchased from Pine, Inc. 1,041,667 shares of common stock, originally purchased by Pine, Inc. pursuant to the rights offering, for CHF 2,083,334. As part of this transaction, Pine, Inc. was credited with paying us CHF 2,083,334 (approximately $1.3 million) and delivered to us an amended and restated secured promissory note dated as of October 19, 2001, in the principal amount of CHF 6,604,196 (approximately $4.1 million), with 2% interest accruing from October 19, 2001 and a maturity date that was extended to May 15, 2002. We simultaneously returned Pine, Inc.’s original CHF 8,687,530 promissory note. All of the outstanding principal and interest under the promissory notes was fully received in April 2002.

•	Venturetec, Inc. paid us CHF 416,666 (approximately $256,000) and delivered to us an amended and restated secured promissory note dated as of October 19, 2001, in the principal amount of CHF 10,583,334 (approximately $6.5 million), with 2% interest accruing from October 19, 2001 and a maturity date that was extended to June 30, 2002. This CHF 10,583,334 reflects an increase in Venturetec, Inc.’s secured promissory note to CHF 11,000,000 (approximately $6.8 million), reflecting Venturetec, Inc.’s original subscription price for the shares of our common stock for which it subscribed under the rights offering, minus the CHF 416,666 payment. We simultaneously returned Venturetec, Inc.’s original CHF 8,500,000 promissory note. All of the outstanding principal and interest under the promissory notes was fully received in April 2002.

We engaged Friedli Corporate Finance to support us in connection with our 2001 rights offering. In association with this support, we reimbursed Friedli Corporate Finance approximately $100,000 in expenses.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the compensation paid during the year ended December 31, 2003 to our Chief Executive Officer, our two other most highly compensated executive officers at December 31, 2003, and two other employees (collectively, the “Named Executive Officers”).

	ANNUAL COMPENSATION			LONG-TERM COMPENSATION
NAME AND PRINCIPAL POSITION(S)	SALARY ($) (6)	BONUS ($) (7)	OTHER ($) (8)	SECURITIES UNDERLYING OPTIONS
Kamran Amjadi (1) Chairman, Chief Executive Officer and Director	$160,083	$25,000	$—	3,311,971
Mehrdad Akhavan (2) President, Chief Operating Officer, Secretary and Director	$141,250	$25,000	$—	1,868,256
David Samuels (3) Senior Vice President, Chief Financial Officer and Treasurer	$171,289	$25,000	$—	350,000
Wendy Roberts (4) Senior Vice President, Business Development	$188,333	$—	$—	350,000
Ira Becker (5) Vice President of Strategic Alliances	$141,250	$15,000	$2,814	350,000

(1)	Kamran Amjadi resigned in June 2004.
(2)	Mehradad Akhavan was made Chief Executive Officer in June 2004.
(3)	David Samuels left the Company in May 2004.
(4)	Wendy Roberts joined the Company in May 2002 as Vice President of Emerging Markets and in March 2003 she was promoted to Senior Vice President, Business Development.
(5)	Ira Becker left the Company in September 2004.
(6)	Salaries include a 10% deferral that began in June 2003.
(7)	Bonuses paid during 2003 were earned during the year ended December 31, 2002.
(8)	Represents commissions paid.

Option Grants In Last Fiscal Year

The following table contains information concerning grants of stock options made to each of the Named Executive Officers during the year ended December 31, 2003:

Name	Number of Shares of Common Stock Underlying Options Granted		% of Total Options Granted to Employees in 2003	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
						5%	10%
Kamran Amjadi	3,311,791	(1)	38.8%	$0.13	10/08/12	$270,760	$686,158
Mehrdad Akhavan	1,868,256	(1)	21.9%	$0.13	10/08/12	152,742	387,077
David Samuels	350,000	(2)	4.1%	$0.13	10/08/12	28,615	72,515
Wendy Roberts	350,000	(2)	4.1%	$0.13	10/08/12	28,615	72,515
Ira Becker	350,000	(2)	4.1%	$0.13	10/08/12	28,615	72,515

(1)	These options were authorized by the board of directors in October 2002, but were not issued until December 2003.

(2)	These options were authorized by the board of directors in October 2002, but were not issued until November 2003.
(3)	The potential realizable value is calculated based on the term of the option at its grant date (ten years). It is calculated assuming that the fair market value of our common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Aggregated Option Exercises and Holdings

The following table presents information with respect to stock options exercised by each of our Named Executive Officers during the year ended December 31, 2003 and stock options owned by each of our Named Executive Officers at December 31, 2003 on an aggregated basis.

Name	Number of Shares Acquired on Exercise	Value Realized (1)	Number Of Securities Underlying Unexercised Options At December 31, 2003		Value Of Unexercised In-The- Money Options At December 31, 2003
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kamran Amjadi	—	$—	2,686,791	1,000,000	$928,179	$401,498
Mehrdad Akhavan	—	$—	1,679,134	564,122	$523,607	$226,494
David Samuels	—	$—	150,000	300,000	$35,131	$105,393
Wendy Roberts	—	$—	125,000	375,000	$36,312	$108,937
Ira Becker	87,500	$32,493	100,000	262,500	$—	$105,393

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

Securities Authorized for Issuance Under Equity Compensation Plans

Below is information as of December 31, 2003 with respect to compensation plans under which equity securities are authorized for issuance.

	A	B	C
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders (1)	9,708,222	$1.10	11,201,778	(2)

Equity compensation plans not approved by security holders	—	—	—

Total	9,708,222		11,201,778

(1)	Plans approved by stockholders include the Amended and Restated Stock Incentive and Option Plan.
(2)	90,000 options were granted to Peter Friedli, one of our directors, as compensation for a non-employee member of our board of directors.

STOCK PERFORMANCE CHART AND GRAPH

The following chart and graph each compares (i) the quarterly change in the cumulative total stockholder return on our common stock with (ii) the cumulative return of the Nasdaq Composite Index (the “Nasdaq”) and the Dow Jones Composite Internet Index (the “DJINET”). The graph assumes that the value of an investment in our common stock and in each index was $100 on October 3, 2000, the first day of trading for E-centives common stock on the Swiss New Market of the Swiss Exchange, and that all dividends were reinvested. The DJINET is composed of 40 companies selected by Dow Jones because they generate a majority of their revenues from the Internet.

	E-CENTIVES (ECEN)	NASDAQ (IXIC)	DJINET (DJINET)
10/03/00	100.00	100.00	100.00
12/31/00	71.43	71.49	53.81
03/31/01	40.48	53.25	27.48
06/30/01	9.38	62.54	33.28
09/30/01	3.81	43.37	15.34
12/31/01	4.24	56.44	24.55
03/31/02	5.43	53.40	21.10
06/30/02	1.81	42.34	14.12
09/30/02	1.33	33.92	10.64
12/31/02	3.14	38.65	15.01
03/31/03	1.52	38.81	16.66
06/30/03	2.19	46.96	22.81
09/30/03	3.81	51.71	24.28
12/31/03	3.14	57.97	27.27
03/31/04	3.67	57.71	28.28
06/30/04	3.33	59.26	30.65

Note: Stock price performance shown in each of the Stock Performance Chart and Graph for our common stock is historical and not necessarily an indication of future price performance.

RELATED PARTY TRANSACTIONS

Stock Purchases and Related Matters

Peter Friedli, one of our stockholders and directors, serves as the investment advisor to both Venturetec and Pine, and also serves as President of Venturetec and its parent corporation, New Venturetec AG. Mr. Friedli also has relationships with several of our other stockholders; he serves as the investment advisor to InVenture, Inc., Joyce, Ltd., Savetech, Inc., Spring Technology Corp. and USVentech, Inc.

On October 8, 2002, the Board of Directors approved the issuance of 6,000,000 warrants to four investors as consideration for a $20 million financing commitment. Two of the investors, Peter Friedli and Venturetec, are our stockholders and pursuant to the terms of the private placement, each received 1,000,000 warrants. As part of this financing, in March 2003, we executed convertible promissory notes in favor of Friedli Corporate Finance and InVenture, Inc. The notes allow us to draw down against the available principal of up to $6 million at any time and in any amount during the first two years of the notes. All principal drawn upon will be secured by substantially all of our assets. Subsequent to the issuance of these promissory notes, we, Friedli Corporate Finance and InVenture, Inc. agreed to assemble a syndicate of third parties to whom we would issue convertible promissory notes on terms similar to the March 2003 $6 million convertible promissory notes. The aggregate dollar amount of the convertible promissory notes that we issue to third parties through syndication will reduce, on a dollar-for-dollar basis, the $6 million convertible promissory notes of Friedli Corporate Finance and InVenture, Inc. and the balance, if any, will continue to be available to us under the initial $6 million commitment. As part of the syndication process, during 2003, we issued nine convertible promissory notes totaling $3,450,000. During March 2004, the credit facility available to us under Friedli Corporate Finance’s and InVenture, Inc.’s initial commitment was increased from $6 million to $12 million, pursuant to amended notes. The general terms of the amended notes remain the same as the terms of the $6 million notes described above.

Peter Friedli also earns fees for his help in raising funds for the Company. As a result of his help in securing the funds associated with the convertible promissory notes, Peter Friedli was paid $360,000 during 2003. In conjunction with the $3.3 million of funds received during the first and second quarters of 2004, Peter Friedli is to be provided with an additional $330,000 in fees, which Mr. Friedli has indicated to us will be distributed to a number of third party banks and individuals who assisted in financing effort. In addition, on December 8, 2003, Peter Friedli was issued 345,000 warrants with an exercise price of $0.50 and an expiration date of December 8, 2007 in connection with his continued support of the business and his assistance with fundraising.

Venturetec and Pine were debentureholders in Consumer Review, Inc. Therefore, as a result of our acquisition of substantially all of the assets of Consumer Review, Inc. in December 2002, Venturetec and Pine received 240,315 shares and 4,500 shares, respectively, of our Series B convertible preferred stock.

As part of our October 2001 rights offering, we sold shares of our common stock to Venturetec and Pine. Venturetec and Pine each delivered to us a promissory note dated as of October 19, 2001, with a maturity date of March 31, 2002, as consideration for the subscription price for the shares of common stock for which each company subscribed under the rights offering. Venturetec’s note (which was only partial consideration for the purchase of the shares; the remainder was paid in cash) was in the principal amount of CHF 8,500,000 (approximately $5.2 million) and Pine’s note was in the principal amount of CHF 8,687,530 (approximately $5.3 million). However, on January 22, 2002, Pine, Venturetec and InVenture, all companies under common control, reallocated their share purchases and/or related promissory notes associated with the rights offering. The CHF 2,500,000 (approximately $1.5 million) in cash originally indicated as originating from Venturetec was reallocated as follows:

•

In a private sale, InVenture, Inc. purchased from Pine, Inc. 1,041,667 shares of common stock, originally purchased by Pine, Inc. pursuant to the rights offering, for CHF 2,083,334. As part of this transaction, Pine, Inc. was credited with paying us CHF 2,083,334 (approximately $1.3 million) and delivered to us an amended and restated secured promissory note dated as of October 19, 2001, in the principal amount of CHF 6,604,196 (approximately $4.1 million), with 2% interest accruing from

October 19, 2001 and a maturity date that was extended to May 15, 2002. We simultaneously returned Pine, Inc.’s original CHF 8,687,530 promissory note. All of the outstanding principal and interest under the promissory notes was fully received in April 2002.

•	Venturetec, Inc. paid us CHF 416,666 (approximately $256,000) and delivered to us an amended and restated secured promissory note dated as of October 19, 2001, in the principal amount of CHF 10,583,334 (approximately $6.5 million), with 2% interest accruing from October 19, 2001 and a maturity date that was extended to June 30, 2002. This CHF 10,583,334 reflects an increase in Venturetec, Inc.’s secured promissory note to CHF 11,000,000 (approximately $6.8 million), reflecting Venturetec, Inc.’s original subscription price for the shares of our common stock for which it subscribed under the rights offering, minus the CHF 416,666 payment. We simultaneously returned Venturetec, Inc.’s original CHF 8,500,000 promissory note. All of the outstanding principal and interest under the promissory notes was fully received in April 2002.

As a member of our Board of Directors, through December 31, 2003, Peter Friedli has received 90,000 options as Director Compensation.

On June 22, 2004, Mr. Sean Deson (who was named a director effective as of April 19, 2004) was appointed as Chairman of the Board. For his agreement to serve as Chairman of the Board, we agreed to award Mr. Deson 50,000 shares of our common stock.

Loans to Members of Management and Board of Directors

We do not have any outstanding loans to officers or the Board of Directors.

Other Transactions

In July 1996, we entered into a consulting agreement with Friedli Corporate Finance, whereby Mr. Friedli provides us with financial consulting services and investor relations advice. Pursuant to a renewed agreement, which is scheduled to expire in December 2006, Friedli Corporate Finance, Inc. is paid $4,000 per month plus reimbursement of expenses related to Mr. Friedli’s services. Consulting expense under the Friedli Corporate Finance agreement was approximately $63,000 for each of the years ended December 31, 2003, 2002 and 2001. In addition, under the original agreement, we granted:

•	a preemptive right to purchase any debt or equity securities issued by us in a financing transaction;

•	a preemptive right to allocate 10% of the share offering in our initial public offering;

•	a veto right on a single capital expenditure of $500,000 or more until our initial public offering; and

•	a seat on our board of directors and its compensation committee.

In October 2000, Friedli Corporate Finance permanently waived its rights to purchase shares of common stock in our initial public offering and our future offerings.

We engaged Friedli Corporate Finance to support us in connection with our 2001 rights offering. In association with this support, we reimbursed Friedli Corporate Finance approximately $100,000 in expenses.

PRINCIPAL STOCKHOLDERS

The following table presents information regarding the beneficial ownership of our common stock as of September 30, 2004 for:

•	each person, or group of affiliated persons, who is the beneficial owner of more than five percent of either our outstanding common stock or our outstanding Series B Convertible Preferred Stock;

•	each of our Named Executive Officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Unless otherwise indicated, the address of each person identified is c/o E-centives, Inc., 6901 Rockledge Drive, 6th Floor, Bethesda, Maryland 20817.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a stockholder vote. The persons named in this table have sole voting power for all shares of our common stock shown as being beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days after the date of this proxy statement are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name	Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Mehrdad Akhavan (1)	2,903,256	4.8
Sean Deson (2)	50,000	*
Peter Friedli (3) c/o Friedli Corporate Finance AG Freigutstrasse 5 8002 Zurich, Switzerland	31,329,861	50.4
Venturetec, Inc. (4) c/o Friedli Corporate Finance AG Freigutstrasse 5 8002 Zurich, Switzerland	10,035,263	16.4
New Venturetec AG (5) c/o Friedli Corporate Finance AG Freigutstrasse 5 8002 Zurich, Switzerland	10,035,263	16.4
InVenture, Inc. c/o Friedli Corporate Finance AG Freigutstrasse 5 8002 Zurich, Switzerland	11,983,337	20.6
Bank J Vontobel & Co AG Bahnhofstrasse 3 8022 Zurich, Switzerland	5,000,000	8.6
Rahn & Bodmer Banquiers Talstrasse 15 Postfach 4522 8022 Zurich, Switzerland	4,269,347	7.3
Kamran Amjadi (6)	4,582,791	7.5
David Samuels (7)	124,020	*
Tracy Slavin (8)	26,250	*
Wendy Roberts (9)	250,000	*
Ira Becker (10)	267,500	*
All executive officers and directors as a group (4 persons) (11)	34,309,367	53.2

*	Less than 1% of the outstanding shares of common stock.
1.	Includes 2,243,256 shares issuable upon exercise of vested stock options.
2.	Mr. Deson was appointed to the Board of Directors in April 2004 was selected Chairman in June 2004.
3.	Includes 7,299,608 shares of common stock, 770,000 shares issuable upon exercise of warrants and 90,000 shares issuable upon exercise of vested stock options held by Mr. Friedli individually, as well as shares of common stock and common stock underlying warrants and Series B Convertible Preferred Stock held by entities over which Mr. Friedli has control, as follows: InVenture, Inc.—11,983,337 shares of common stock; Joyce, Ltd.—235,000 shares of common stock; Pine, Inc.—255,000 shares of common stock and 137,000 shares issuable upon exercise of warrants; Savetech, Inc.—165,383 shares of common stock; Spring Technology Corp.—177,520 shares of common stock; USVentech, Inc.—145,750 shares of common stock; and Venturetec, Inc.—7,112,743 shares of common stock, 1,000,000 shares issuable upon exercise of warrants and 1,922,520 shares issuable upon conversion of Series B Convertible Preferred Stock. See “Related Party Transactions—Stock Purchases and Related Matters” for a description of Mr. Friedli’s relationships with these entities.
4.	Includes 1,000,000 shares issuable upon the exercise of warrants and 1,922,520 shares issuable upon the conversion of Series B Convertible Preferred Stock.
5.	Includes 1,000,000 shares issuable upon the exercise of warrants and 1,922,520 shares issuable upon the conversion of Series B Convertible Preferred Stock held by Venturetec, Inc. New Venturetec AG may be deemed to control Venturetec, Inc. by virtue of its ownership of 100% of Venturetec, Inc.’s capital stock and its corresponding right to elect Venturetec, Inc.’s directors, and, therefore, our capital stock owned by Venturetec, Inc. may also be deemed to be beneficially owned by New Venturetec, Inc.
6.	Includes 2,986,791 shares issuable upon exercise of vested stock options. Mr. Amjadi resigned as the Chief Executive Officer and Chairman in June 2004.
7.	Includes 99,020 shares issuable upon exercise of vested stock options. Mr. Samuels resigned as the Chief Financial Officer in May 2004.
8.	Includes 26,250 shares issuable upon exercise of vested stock options. Ms. Slavin was appointed Chief Financial Officer in June 2004.
9.	Includes 250,000 shares issuable upon exercise of vested stock options.
10.	Includes 267,500 shares issuable upon exercise of vested stock options. Mr. Becker left the Company in September 2004.
11.	Includes 2,065,000 shares issuable upon the exercise of warrants, 1,958,520 shares issuable upon the conversion of Series B Convertible Preferred Stock and 2,359,506 shares issuable upon exercise of vested stock options

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING OBLIGATIONS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the U.S. Securities and Exchange Commission and the exchange on which our common stock is listed for trading. Those persons are required by regulations promulgated under the Exchange Act to furnish us with copies of all reports filed pursuant to Section 16(a). Based solely upon our review of such copies, we believe that for the year ended December 31, 2003 all our directors, executive officers and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

INDEPENDENT ACCOUNTANTS

The board has appointed BDO Seidman, LLP (“BDO”) as our independent public accountants for the year ending December 31, 2004. A representative of BDO is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

On July 15, 2004, we decided to no longer engage KPMG LLP (“KPMG”) as our independent accountants. KPMG’s audit reports on our consolidated financial statements as of and for each of the years ended December 31, 2003 and December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG’s report on our consolidated financial statements as of and for the years ended December 31, 2003 and 2002, contained a separate paragraph stating that the “Company is dependent upon its principal shareholder for continued funding”. KPMG’s report on our consolidated financial statements as of and for the years ended December 31, 2003 and 2002, also contained a separate paragraph stating that “effective January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No.142, Goodwill and Other Intangible Assets.”

The decision to no longer engage KPMG as our independent accountants was made by the Board of Directors. We do not have a separately designated standing Audit Committee of our Board of Directors. We are listed on the SWX Swiss Exchange, which exchange does not currently require that listed companies have an audit committee.

During the years ended December 31, 2003 and December 31, 2002 and through the date hereof, we did not have any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report our consolidated financial statements for such years.

As previously disclosed in our Annual Report on Form 10-K for the year ended on December 31, 2003, KPMG noted two matters involving our internal controls that it considered to be reportable conditions under the standards established by the American Institute of Certified Public Accountants, in performing its audit of our consolidated financial statements for the fiscal year ended December 31, 2003. The first identified reportable condition related to appropriate segregation of duties to ensure that accurate information is contained in certain types of internal and external corporate communications, including press releases. The second identified reportable condition related to the absence of certain controls such as a mechanism for employees to report concerns of questionable employee behavior to an independent party for investigation and resolution. Neither reportable condition was considered to be a material weakness.

We requested and received a letter from KPMG, addressed to Securities and Exchange Commission, stating whether or not it agrees with the above statements. A copy of the letter from KPMG dated July 21, 2004 was filed as Exhibit 16.1 to the Current Report on Form 8-K filed on July 22, 2004.

Aggregate fees for professional services rendered by KPMG LLP, our previous independent public accountants, as of and for the year ended December 31, 2003 are summarized in the table below.

Audit fees (1)	$210,345

Audit related fees	$0

Tax fees (2)	$33,380

All other fees	$0

Total fees	$243,725

(1)	Audit fees include consents and review of and assistance with documents filed with the SEC.
(2)	Tax fees consisted of fees for tax consultation and tax compliance services.

EXPENSES OF SOLICITATION

The cost of soliciting Proxies in the form enclosed herewith will be borne entirely by us. In addition to the solicitation of Proxies by mail, Proxies may be solicited by our officers and directors and our regular employees, without additional remuneration, by personal interviews, telephone, telegraph or otherwise. We may also utilize the services of our transfer agent, American Stock Transfer & Trust Company, and SIS SegaInterSettle AG, the Swiss security clearing system to provide broker search and proxy distribution services. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our stock and normal handling charges may be paid for such forwarding service.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

Any proposals by stockholders to be considered for inclusion in our proxy statement relating to the 2005 Annual Meeting of Stockholders must be in writing and received by us, at our principal office, not later than the close of business on the later of the 60th day prior to the 2005 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2005 Annual Meeting is first made. Nothing in this paragraph shall be deemed to require us to include in the proxy statement and proxy relating to the 2005 Annual Meeting of Stockholders any stockholder proposal that does not meet all of the requirements for such inclusion in effect at that time.

Our management knows of no other business presented for action by the stockholders at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, the enclosed proxy authorizes the persons named therein to vote the shares represented thereby in their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

Mehrdad Akhavan
Chief Executive Officer and Secretary

October 28, 2004

ANNUAL MEETING OF STOCKHOLDERS OF

E-CENTIVES, INC.

December 16, 2004

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER

ACCOUNT NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

■

The Board of Directors recommends a vote “FOR” Proposal One and Proposal Two. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
PROPOSAL ONE:	ELECTION OF THREE DIRECTORS TO THE BOARD OF DIRECTORS TO SERVE UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.	PROPOSAL TWO:	RATIFICATION OF APPOINTMENT OF BDO SEIDMAN LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES	O Mehrdad Akhavan
	O Peter Friedli	This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL ONE AND “FOR” PROPOSAL TWO.
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Sean Deson

☐ FOR ALL EXCEPT (See instructions below)		If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

I PLAN TO ATTEND THE 2004 ANNUAL STOCKHOLDERS MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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E-CENTIVES, INC.

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of E-centives, Inc. (the “Company”) hereby appoints Mehrdad Akhavan, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned stockholder at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Standard Time, on Thursday, December 16, 2004, at our offices at 6901 Rockledge Drive, 6th Floor, Bethesda, Maryland, U.S.A., and at any adjournments or postponements thereof, upon the following matters:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

E-CENTIVES, INC.

December 16, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

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The Board of Directors recommends a vote “FOR” Proposal One and Proposal Two. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
PROPOSAL ONE:	ELECTION OF THREE DIRECTORS TO THE BOARD OF DIRECTORS TO SERVE UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.	PROPOSAL TWO:	RATIFICATION OF APPOINTMENT OF BDO SEIDMAN LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES	O Mehrdad Akhavan
	O Peter Friedli	This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL ONE AND “FOR” PROPOSAL TWO.
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Sean Deson

☐ FOR ALL EXCEPT (See instructions below)		If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

I PLAN TO ATTEND THE 2004 ANNUAL STOCKHOLDERS MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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